                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 25049

                                 SCHEDULE 13D

                  Under the Securities Exchange Act of 1934
                       (Amendment No. ______________)*

                              SEQUA CORPORATION
- ------------------------------------------------------------------------------
                               (Name of Issuer)

                      Class B Common Stock, no par value
- ------------------------------------------------------------------------------
                        (Title of Class of Securities)

                                  81732 020
- ------------------------------------------------------------------------------
                                (CUSIP Number)
                           Mr. Norman E. Alexander
                            c/o Sequa Corporation
                      200 Park Avenue, New York, NY 10166
- ------------------------------------------------------------------------------
(Name, Address and Telephone Number of Person Authorized to Receive Notices
                             and Communications)

                                August 10, 1994
- ------------------------------------------------------------------------------
           (Date of Event which Requires Filing of this Statement)


If the filing person has previously filed a statement on Schedule 13G to report the acquisition which is the subject of this Schedule 13D, and is fil-ing this schedule because of Rule 13d-1(b)(3) or (4), check the following box /_/.
                                                                   __
Check the following box if a fee is being paid with the statement /X/.  (A fee
                                                                  --
is not required only if the reporting person: (1) has a previous statement on file reporting beneficial ownership of more than five percent of the class of securities described in Item 1; and (2) has filed no amendment subsequent thereto reporting beneficial ownership of five percent or less of such class.) (See Rule 13d-7.)

Note: Six copies of this statement, including all exhibits, should be filed with the Commission. See Rule 13d-1(a) for other parties to whom copies are to be sent.

*The remainder of this cover page shall be filled out for a reporting person's initial filing on this form with respect to the subject class of securities, and for any subsequent amendment containing information which would alter dis-closures provided in a prior cover page.

The information required on the remainder of this cover page shall not be deemed to be "filled" for the purpose of Section 18 of the Securities Exchange Act of 1934 ("Act") or otherwise subject to the liabilities of that section of the Act but shall be subject to all other provisions of the Act (however, see the Notes).

This filing consists of 13 pages sequentially numbered. The Exhibit Index is on page 11.

                                 SCHEDULE 13D


CUSIP No. 81732 020                                         Page 2 of 13 Pages


1.    NAME OF REPORTING PERSON
      S.S. OR I.R.S. IDENTIFICATION NO. OF ABOVE PERSON

                  Norman E. Alexander
                  S.S. # ###-##-####
                                                                            __
2.    CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP*                (a) /X/
                                                                           --
                                                                            __
                                                                       (b) /_/
3.    SEC USE ONLY

4.    SOURCE OF FUNDS*
                                                                            __
5.    CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS                      /_/
      REQUIRED PURSUANT TO ITEMS 2(d) or 2(e)

6.    CITIZENSHIP OR PLACE OF ORGANIZATION

                  U.S.A.

7.    SOLE VOTING POWER

                  1,886,647

8.    SHARED VOTING POWER

                  None

9.    SOLE DISPOSITIVE POWER

                  1,886,647

10.   SHARED DISPOSITIVE POWER

                  None

11.   AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING
      PERSON

                  1,886,647
                                                                            __
12.   CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES               /_/
      CERTAIN SHARES*

13.   PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11)

                  56.64%

14.   TYPE OF REPORTING PERSON*

                  IN

                                 SCHEDULE 13D


CUSIP No. 81732 020                                         Page 3 of 13 Pages


1.    NAME OF REPORTING PERSON
      S.S. OR I.R.S. IDENTIFICATION NO. OF ABOVE PERSON

                  Fifty Broad Street, Inc.
                  I.R.S. Id. No. 13-1769653
                                                                            __
2.    CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP*                (a) /X/
															--
                                                                            __
                                                                       (b) /_/
3.    SEC USE ONLY

4.    SOURCE OF FUNDS*
                                                                            __
5.    CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS                      /_/
      REQUIRED PURSUANT TO ITEMS 2(d) or 2(e)

6.    CITIZENSHIP OR PLACE OF ORGANIZATION

                  New York

7.    SOLE VOTING POWER

                  101,463

8.    SHARED VOTING POWER

                  None

9.    SOLE DISPOSITIVE POWER

                  101,463

10.   SHARED DISPOSITIVE POWER

                  None
                                                                            __
11.   AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING                /_/
      PERSON

                  101,463
                                                                            __
12.   CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES               /_/
      CERTAIN SHARES*

13.   PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11)

                  0.3%

14.   TYPE OF REPORTING PERSON*

                  CO

                                 SCHEDULE 13D


CUSIP No. 81732 020                                         Page 4 of 13 Pages


1.    NAME OF REPORTING PERSON
      S.S. OR I.R.S. IDENTIFICATION NO. OF ABOVE PERSON

                  Forfed Corporation
                  I.R.S. Id. No. 13-0714303
                                                                            __
2.    CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP*                (a) /X/
															--
                                                                            __
                                                                       (b) /_/
3.    SEC USE ONLY

4.    SOURCE OF FUNDS*

                  WC
                                                                            __
5.    CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS                      /_/
      REQUIRED PURSUANT TO ITEMS 2(d) or 2(e)

6.    CITIZENSHIP OR PLACE OF ORGANIZATION

                  Delaware

7.    SOLE VOTING POWER

                  1,379,843

8.    SHARED VOTING POWER

                  None

9.    SOLE DISPOSITIVE POWER

                  1,379,843

10.   SHARED DISPOSITIVE POWER

                  None
                                                                            __
11.   AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING                /_/
      PERSON

                  1,379,843
                                                                            __
12.   CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES               /_/
      CERTAIN SHARES*

13.   PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11)

                  41.43%

14.   TYPE OF REPORTING PERSON*

                  CO

                                 SCHEDULE 13D


CUSIP No. 81732 020                                         Page 5 of 13 Pages


1.    NAME OF REPORTING PERSON
      S.S. OR I.R.S. IDENTIFICATION NO. OF ABOVE PERSON

                  42 New Street Inc.
                  I.R.S. Id. No. 13-1861794
                                                                            __
2.    CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP*                (a) /X/
															--
                                                                            __
                                                                       (b) /_/
3.    SEC USE ONLY

4.    SOURCE OF FUNDS*

                                                                            __
5.    CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS                      /_/
      REQUIRED PURSUANT TO ITEMS 2(d) or 2(e)

6.    CITIZENSHIP OR PLACE OF ORGANIZATION

                  New York

7.    SOLE VOTING POWER

                  43,725

8.    SHARED VOTING POWER

                  None

9.    SOLE DISPOSITIVE POWER

                  43,725

10.   SHARED DISPOSITIVE POWER

                  None
                                                                            __
11.   AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING                /_/
      PERSON

                  43,725
                                                                            __
12.   CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES               /_/
      CERTAIN SHARES*

13.   PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11)

                  1.31%

14.   TYPE OF REPORTING PERSON*

                  CO

                                 SCHEDULE 13D


CUSIP No. 81732 020                                         Page 6 of 13 Pages


1.    NAME OF REPORTING PERSON
      S.S. OR I.R.S. IDENTIFICATION NO. OF ABOVE PERSON

                  Youandi Corporation
                  I.R.S. Id. No. 13-1936115
                                                                            __
2.    CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP*                (a) /X/
															--
                                                                            __
                                                                       (b) /_/
3.    SEC USE ONLY

4.    SOURCE OF FUNDS*

                                                                            __
5.    CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS                      /_/
      REQUIRED PURSUANT TO ITEMS 2(d) or 2(e)

6.    CITIZENSHIP OR PLACE OF ORGANIZATION

                  New York

7.    SOLE VOTING POWER

                  30,000

8.    SHARED VOTING POWER

                  None

9.    SOLE DISPOSITIVE POWER

                  30,000

10.   SHARED DISPOSITIVE POWER

                  None
                                                                            __
11.   AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING                /_/
      PERSON

                  30,000
                                                                            __
12.   CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES               /_/
      CERTAIN SHARES*

13.   PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11)

                  0.90%

14.   TYPE OF REPORTING PERSON*

                  CO

                                 SCHEDULE 13D


CUSIP No. 81732 020                                         Page 7 of 13 Pages


1.    NAME OF REPORTING PERSON
      S.S. OR I.R.S. IDENTIFICATION NO. OF ABOVE PERSON

                  Galleon Syndication Corporation
                  I.R.S. Id. No. 13-3150821
                                                                            __
2.    CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP*                (a) /X/
															--
                                                                            __
                                                                       (b) /_/
3.    SEC USE ONLY

4.    SOURCE OF FUNDS*

                                                                            __
5.    CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS                      /_/
      REQUIRED PURSUANT TO ITEMS 2(d) or 2(e)

6.    CITIZENSHIP OR PLACE OF ORGANIZATION

                  New York

7.    SOLE VOTING POWER

                  41,000

8.    SHARED VOTING POWER

                  None

9.    SOLE DISPOSITIVE POWER

                  41,000

10.   SHARED DISPOSITIVE POWER

                  None
                                                                            __
11.   AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING                /_/
      PERSON

                  41,000
                                                                            __
12.   CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES               /_/
      CERTAIN SHARES*

13.   PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11)

                  1.23%

14.   TYPE OF REPORTING PERSON*

                  CO

                                 SCHEDULE 13D


CUSIP No. 81732 020                                        Page 8 of 13 Pages


Item 1.   Security and Issuer
- ------    -------------------

          This statement relates to the Class B Common Stock, no par value per share (the "Shares"), of Sequa Corporation, a Dela-ware corporation (the "Company"), the principal executive offices of which are located at 200 Park Avenue, Suite 5410, New York, New York 10166.

Item 2.   Identity and Background
- ------    -----------------------

          This statement is being filed on behalf of Norman E. Alexander and the following corporations: Fifty Broad Street, Inc. ("Fifty Broad"), a New York corporation; Forfed Corporation ("Forfed"), a Delaware corporation; 42 New Street, Inc. ("42 New"), a New York corporation; Galleon Syndicate Corporation ("Galleon"), a New York corporation; and Youandi Corporation (Youandi"), a New York corporation (such corporations are collec-tively referred to as the "Corporations"). All of the Corpora-tions are directly wholly owned by Mr. Alexander. Identifying information pertaining to Mr. Alexander, the Corporations and their executive officers and directors appears as Exhibit 1.

          During the last five years none of Mr. Alexander, any of the Corporations or, to the best knowledge of the Corpora-tions, any of the executive officers or directors named in
Exhibit 1 have been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or was a party to a civil proceeding of a judicial or administrative body of compe-tent jurisdiction and as a result of which proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, federal or state securities laws or finding any violation with respect to such laws.

Item 3.   Source and Amount of Funds or Other Consideration
- ------    -------------------------------------------------

          The 24,700 Shares to which this statement relates were purchased by Forfed on August 10, 1994 at an aggregate cost of $765,700 (plus a commission of approximately $1,235). Forfed purchased the 24,700 Shares with working capital.

Item 4.   Purpose of Transaction
- ------    ----------------------

          The purchase of the Shares was to reinforce Mr.
Alexander's controlling interest in the Company.

                                 SCHEDULE 13D


CUSIP No. 81732 020                                        Page 9 of 13 Pages


Item 5.   Interest in Securities of Issuer
- ------    --------------------------------

          As a result of the purchase on August 10, 1994, Mr. Alexander individually and through the Corporations beneficially owns an aggregate of 1,886,647 Shares comprising approximately 56.64% of the outstanding Shares. Forfed owns 1,379,843 Shares or approximately 41.43% of the Shares outstanding, Fifty Broad owns 101,463 Shares or approximately 0.30% of the Shares out-standing, 42 New Street Inc. owns 43,725 Shares or approximately 1.31% of the Shares outstanding, Youandi Corporation owns 30,000 Shares or approximately 0.90% of the Shares outstanding, and Gal-leon owns 41,000 Shares or approximately 1.23% of the Shares out-standing.

          Each of the above persons has the sole right to vote and dispose of all of its Shares, but Mr. Alexander, by virtue of his ownership and positions with the Corporations, has the power to vote and to dispose of all of such Shares. In addition to his ownership of the Shares, Mr. Alexander also beneficially owns individually and through the Corporations an aggregate of 1,878,822 shares or, approximately 29.66%, of the Company's Class A Common Stock.

          Of the 1,886,647 Shares beneficially owned by Mr. Alexander, 100,000 shares owned individually by Mr.
Alexander and 20,000 shares owned by Fifty Broad are pledged as collateral to The Bank of Nova Scotia; and 59,682 shares owned directly by Mr. Alexander and 26,112 shares owned by Fifty Broad are pledged as collateral to Citibank, N.A.

          All of the 24,700 Shares to which this statement relates were purchased on August 10, 1994 by Forfed on the New York Stock Exchange at a price of $31.00 per Share (plus a com-mission of approximately $.05 per Share). See also Item 3.

Item 6.   Contracts, Arrangements, Understandings or
- ------
          Relationships With Respect to Securities of
          the Issuer
          -------------------------------------------

          None.

Item 7.   Material to be Filed as Exhibits
- ------    --------------------------------

          Exhibit 1.     Certain Information about Executive
                         Officers and Directors of the Corpora-
                         tions.

          Exhibit 2.     Joint Filing Agreement.

                                 SCHEDULE 13D


CUSIP No. 81732 020                                        Page 10 of 13 Pages


                              SIGNATURE
                              ---------

          After reasonable inquiry and to the best of my knowl-edge and belief, the undersigned certify that the information set forth in this statement is true, complete and correct.


                              FIFTY BROAD STREET, INC.
                              FORFED CORPORATION
                              42 NEW STREET, INC.
                              YOUANDI CORPORATION
                              GALLEON SYNDICATE CORPORATION

                                   /s/ Norman E. Alexander
                                   -----------------------------
                                   Norman E. Alexander
                                   Individually and on behalf of
                                   the above-named Corporations
                                   President or Chairman

August 19, 1994

                                 SCHEDULE 13D


CUSIP No. 81732 020                                        Page 11 of 13 Pages


                          EXHIBIT INDEX
                          -------------


Exhibit 1.     Certain Information about Executive Officers and
               Directors of the Corporations.

Exhibit 2.     Joint Filing Agreement.

                                 SCHEDULE 13D


CUSIP No. 81732 020                                        Page 12 of 13 Pages


                            EXHIBIT 1
                            ---------


          Forfed is a holding company for the ownership by Norman
E. Alexander of the Company's common stock and its principal business address is 660 White Plains Road, Tarrytown, New York 10591. Its executive officers and directors are: Norman E. Alexander, Chairman and Director; Stuart Z. Krinsly, Secretary and Director; and David S. Weil, President and Director.

          42 New, Fifty Broad and Youandi each is principally engaged in the real estate business and the principal address of each is 200 Park Avenue, Suite 5410, New York, New York 10166. The executive officers and directors of each corporation are:
Norman E. Alexander, President and Director; and Stuart Z. Krinsly, Secretary and Director.

          Galleon is engaged in the insurance business and its principal address is 200 Park Avenue, Suite 5410, New York, New York 10166. Its executive officers and director are: Norman E. Alexander, President and Director; and Stuart Z. Krinsly, Secre-tary and Director.

          All of the above individuals are U.S. citizens.

                                 SCHEDULE 13D


CUSIP No. 81732 020                                        Page 13 of 13 Pages


                            EXHIBIT 2
                            ---------


                     Joint Filing Agreement
                     ----------------------


          In accordance with Rule l3d-1(f) under the Securities Exchange Act of 1934, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule l3D (including amendments thereto) with respect to the Common Stock of Sequa Corporation, and further agree that this Joint Filing Agreement be included as an exhibit to such joint filings. In evidence thereof, the undersigned, being duly authorized, hereby execute this Agreement this 19th day of August, 1994.


                              FIFTY BROAD STREET, INC.
                              FORFED CORPORATION
                              42 NEW STREET, INC.
                              YOUANDI CORPORATION
                              GALLEON SYNDICATE CORPORATION


                                   /s/Norman E. Alexander
                                   ______________________________
                                   Norman E. Alexander
                                   Individually and on behalf of
                                   the above-named Corporations
                                   as President or Chairman



August 19, 1994

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